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                                                                   EXHIBIT 23.7

                           CONSENT OF BRUCE G. WILES

   I hereby consent to being named a proposed director of MeriStar Hospitality Corporation and to the use of my name wherever it appears in the Registration Statement filed by American General Hospitality Corporation ("AGH") on Form S-4 and the Joint Proxy Statement/Prospectus for AGH and CapStar Hotel Company, which forms a part of the Registration Statement, and any amendments thereto.

Dated: April 6, 1998
                                                    /s/ Bruce G. Wiles
                                          By___________________________________
                                                      Bruce G. Wiles